Exhibit 99.1

Butterfly Network Announces Key Appointments to the Board and Management

Dr. Erica Schwartz joins Butterfly’s Board of Directors

Troy Quander joins Butterfly as Senior Vice President, Regulatory and Quality

GUILFORD, Conn. & NEW YORK, September 9, 2021 -- Butterfly Network, Inc. (NYSE: BFLY) ("Butterfly"), an innovative digital health company that is working to democratize medical imaging and contribute to the aspiration of global health equity, today announced the expansion of its Board of Directors to nine directors through the appointment of Dr. Erica Schwartz and the addition of Troy Quander to the leadership team as Senior Vice President, Regulatory and Quality. These appointments continue to strengthen the technical foundation of the company to ensure that it can effectively execute its mission of democratizing medical imaging and advancing clinical practice around the globe.

“Dr. Schwartz will add depth and capability to the Board of Directors with her experience managing healthcare organizations, coupled with her background in medicine, biomedical engineering and law,” said Dr. Todd Fruchterman. Her addition to our Board will be particularly valuable, in areas of clinical applications, technology development, and strategy.”

Dr. Schwartz brings a breadth of healthcare management and public health experience to the Butterfly Board of Directors. She served as the Deputy Surgeon General for the U.S. Department of Health and Human Services from March 2019 to April 2021, where she led the country’s public health deployment in response to the COVID-19 pandemic. Prior to her role as the Deputy Surgeon General, Dr. Schwartz spent 24 years in the uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz has served on the Board of Directors of Aveanna Healthcare Holdings Inc. (Nasdaq: AVAH), a provider of a broad range of pediatric and adult healthcare services, since May 2021.

Dr. Schwartz is trained, and board certified in preventive medicine. She received a Bachelor of Science degree in Biomedical Engineering from Brown University, a Medical Doctorate from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a Juris Doctorate from the University of Maryland School of Law.

Dr. Schwartz will serve on the newly formed Board Technology Committee, along with Dr. Rothberg and Dr. Edelman, providing oversight of the role of technology in executing Butterfly’s strategy and supporting business and operational requirements.

“Butterfly is a leader in medical imaging and well positioned to drive changes in clinical practice with differentiated technology and solutions,” Dr. Schwartz said. “I am honored to join the Butterfly Board of Directors to be a part of its mission to transform care all around the world.”

In addition, Butterfly announces the appointment of Troy Quander as Senior Vice President, Regulatory and Quality for Butterfly effective September 13, 2021. In this newly created executive position, Troy will lead the combined regulatory, quality, and post market surveillance teams supporting the future strategy to meet the demands of the company’s scaling business. Troy will report to Dr. Todd Fruchterman, President and CEO of Butterfly Network, Inc. and will be a member of the Butterfly’s Executive Leadership Team.

“Regulatory and quality are critical capabilities pivotal to Butterfly’s success in advancing care delivery through the use of ultrasound information,” said Dr. Todd Fruchterman. “We are very excited to bring on a seasoned leader like Troy with the breadth and depth of experience that will help us bring additional innovative solutions to market in a timely fashion."

Troy is a regulatory professional with over 25 years of Food and Drug Administration (FDA) and industry experience with a focus on regulatory affairs, regulatory compliance, and quality. He joins Butterfly from Olympus, where he was the Vice President of Regulatory Affairs, and responsible for global regulatory strategy development and execution for the medical device business segment. Prior to Olympus, Troy held key leadership roles for regulatory affairs and quality for Roche Diagnostics. In addition, he held previous leadership roles of increasing responsibility at Becton Dickinson, OraSure Technologies, Johnson & Johnson, and bioMerieux. Troy spent part of his career with the FDA’s Center for Biologics Evaluation and Research, as a product reviewer and product specialist for Team Biologics, where he performed submission reviews of in vitro diagnostics and conducted facility inspections. He holds a bachelor’s degree in Biology from Lincoln University.

"I am thrilled to join the Butterfly team. It is an inspiring company with an innovative, high-growth vision. I look forward to working with Todd and the Butterfly team to shape our future in a manner that is compliant and adheres to the evolving regulations of the medical device industry,” said Mr. Quander.

At this exciting time in the company’s journey, Butterfly welcomes Dr. Schwartz and Mr. Quander to a passionate team committed to its mission, vision, and technology.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and recently listed on the NYSE through a merger with Longview Acquisition Corp, Butterfly created the world's first handheld, single probe whole-body ultrasound system, Butterfly iQ. Butterfly’s mission is to enable universal access to superior medical imaging, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Investors
Agnes Lee
650-677-9138
alee@butterflynetwork.com

Media
media@butterflynetwork.com